Registration No.  33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              Robinson Nugent, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)


                  Indiana                                35-0957603
      -------------------------------                -------------------
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                 Identification No.)


                             800 East Eighth Street
                              Post Office Box 1208
                         New Albany, Indiana 47151-1208
                         ------------------------------
                    (Address of Principal Executive Offices)

                           2000 Robinson Nugent, Inc.
              Employee and Non-Employee Director Stock Option Plan
              ----------------------------------------------------
                            (Full title of the plan)

                                Robert L. Knabel
                         Vice President, Treasurer and
                            Chief Financial Officer
                             Robinson Nugent, Inc.
                             800 East Eighth Street
                              Post Office Box 1208
                         New Albany, Indiana 47151-1208
                         ------------------------------
                    (Name and address of agent for service)

                                 (812) 945-0211
                                 --------------
          (Telephone number, including area code, of agent for service)


                                   Copies to:

                                Berkley W. Duck
                                   Ice Miller
                         One American Square, Box 82001
                          Indianapolis, Indiana 46282


                                 CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------
                                            Proposed          Proposed maximum
Title of securities     Amount to be     maximum offering    aggregate offering     Amount of
 to be registered        registered       price per unit          price(1)      registration fee
------------------------------------------------------------------------------------------------

Common Shares          1,000,000 shares      $16.9375           $16,937,500        $4,471.50

(1)  The  registration  fee has been  calculated  pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported for the Common Shares on August 30, 2000.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following  information  heretofore  filed with the  Securities  and Exchange
Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

(a) The latest Annual Report on Form 10-K of Robinson Nugent, Inc. (the "Registrant").

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The information set forth under the caption "Description of Common Shares" in the Registrant's Registration Statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended, Registration No. 2-62521, as incorporated by reference to the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, dated August 29, 1979, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

Section 9.3 of Article IX of the Amended Articles of Incorporation and Article V of the Amended and Restated Bylaws of Robinson Nugent, Inc. provide certain indemnification provisions for the benefit of directors, officers, employees and agents of the Registrant.

The Registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of Robinson Nugent, Inc. and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index to Exhibits.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising afterthe effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana, on August 30, 2000.


                                   ROBINSON NUGENT, INC.



                                   By:   /s/ Larry W. Burke
                                        ----------------------------------------
                                        Larry W. Burke, President and
                                          Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Larry W. Burke and Robert L. Knabel, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on August 30, 2000.


  /s/ Larry W. Burke       President, Chief Executive Officer
-------------------------   (Principal Executive Officer) and Director
Larry W. Burke


  /s/ Robert L. Knabel     Vice President, Treasurer and Chief Financial Officer
-------------------------   (Principal Financial and Accounting Officer)
Robert L. Knabel

_________________________  Director
Samuel C. Robinson


  /s/ Patrick C. Duffy     Director
-------------------------
Patrick C. Duffy


  /s/ Richard L. Mattox    Director
-------------------------
Richard L. Mattox


  /s/ Jerrol Z. Miles      Director
-------------------------
Jerrol Z. Miles


  /s/ James W. Robinson    Director
-------------------------
James W. Robinson


  /s/ Richard W. Strain    Director
-------------------------
Richard W. Strain


_________________________  Director
Ben M. Streepey


  /s/ Donald C. Neel       Director
-------------------------
Donald C. Neel


     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana on August 30, 2000.


                               ROBINSON NUGENT, INC.  2000 EMPLOYEE
                               AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



                               By:    /s/ Robert L. Knabel
                                    --------------------------------------------
                                    Robert L. Knabel, Vice President,
                                      Treasurer and Chief Financial Officer

                              ROBINSON NUGENT, INC.
                                    Form S-8

                                INDEX TO EXHIBITS

 Exhibit Number
   Assigned in
 Regulation S-K
    Item 601                             Description of Exhibit
 ---------------    ------------------------------------------------------------

   (4)   4.1        Specimen  Certificate  for  Common  Shares  of the  Company.
                    (Incorporated   by  reference  to  Exhibit  4  to  Form  S-1
                    Registration Statement No. 2-62521.)

         4.2 Rights Agreement between Robinson Nugent, Inc. Bank One, Indianapolis, NA, as Rights Agent, dated April 21, 1988. (Incorporated by reference to Exhibit I to Form 8-A Registration Statement dated May 2, 1988.)

         4.3 Amendment No. 1 to Rights Agreement, dated September 26, 1991. (Incorporated by reference to Exhibit 4.3 to Form 10-K Report for year ended June 30, 1991.)

         4.4        Amendment  No. 2 to Rights  Agreement,  dated June 11, 1992.
                    (Incorporated by reference to Exhibit 4.4 to Form 8-K Current Report dated July 6, 1992.)

         4.5 Amendment No. 3 to Rights Agreement, dated February 11, 1998. (Incorporated by reference to Exhibit 4.5 to Form 10-Q Report for period ended December 31, 1998.)

   (5)   5.1        Opinion of Ice Miller.

   (15)             Not Applicable.

   (23)  23.1       Consent of Deloitte & Touche LLP.

         23.2       Consent of Ice Miller. (Included in Exhibit 5.1.)

   (24)             Power of Attorney. (See Signature Page.)